INVESTMENT ADVISORY AGREEMENT
                     FLEMING CAPITAL MUTUAL FUND GROUP, INC.

                  AGREEMENT made this _____ day of ______,  1997, by and between
Fleming  Capital  Mutual  Fund  Group,   Inc.,  a  Maryland   corporation   (the
"Corporation"), and Robert Fleming, Inc. (the "Adviser").

                  WHEREAS, the Corporation is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several portfolios of shares, each having its own investment policies; and

                  WHEREAS, the Corporation desires to retain the Adviser to render investment management services to the funds of the Corporation listed in Schedule A to this Agreement and such other funds as the Corporation and the Adviser, from time to time, may agree upon in writing and add to Schedule A of this Agreement (the "Funds"), and the Adviser is willing to render such services:

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Duties of the Adviser. The Corporation hereby appoints the Adviser to act as investment adviser to each of the Funds, for the period and on such terms set forth in this Agreement. The Corporation employs the Adviser to manage the investment and reinvestment of the assets of the Funds, to continuously review, supervise and administer the investment program of each of the Funds, to determine in its discretion the securities to be purchased or sold and the portion of each such Fund's assets to be held uninvested, to provide the Corporation with records concerning the Adviser's activities which the Corporation is required to maintain, and to render regular reports to the Corporation's officers and Board of Directors (the "Board") concerning the Adviser's discharge of the foregoing responsibilities.

The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board, and in compliance with the objectives, policies and limitations set forth in the Corporation's prospectus(es) and statement(s) of additional information, as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and applicable laws and regulations.

The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

         2. Fund Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales the portfolio securities for the Funds and is directed to use its best efforts to obtain the best net results as described in the Corporation's Prospectus from time to time. The Adviser agrees to promptly communicate to the officers and Directors of the Corporation such information relating to portfolio transactions as they may reasonably request.

It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Corporation or be in breach of any obligation owing to the Corporation under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Corporation to (i) a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as
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described   from  time  to  time  in  the   Prospectus  or  (ii)  an  affiliated
broker-dealer in compliance with applicable provisions of the 1940 Act, or the rules and regulations thereunder, as described from time to time in the Prospectus.

         3. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Corporation shall pay to the Adviser at the end of each month, an advisory fee calculated by applying a monthly rate, based on the annual percentage rates set forth opposite each Fund's name on Schedule A hereto, to each Fund's average daily net assets for the month. The Adviser may, in its discretion and from time to time, waive all or a portion of its fee.

In the event of termination of this Agreement, the fee provided under this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

         4. Other Services. At the request of the Corporation, the Adviser, in its discretion, may make available to the Corporation office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Corporation at the Adviser's cost.

         5. Reports. The Corporation and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

         6. Status of Adviser. The services of the Adviser to the Corporation are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

         7. Liability of Adviser. The Adviser shall not be liable for any error of judgment or of law, as for any loss suffered by the Corporation in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         8. Permissible Interests. Subject to and in accordance with the Articles of Incorporation of the Corporation and the Articles of Incorporation (or other governing or organizational documents) of the Adviser, Directors, agents and shareholders of the Corporation are or may be interested in the Adviser (or any successor thereof) as officers, directors or otherwise; officers, agents and directors of the Adviser are or may be interested in the Corporation as Directors, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Corporation as a shareholder or otherwise. The effect of any such interrelationships shall be governed by said Articles of Incorporation (or other governing or organizational documents) and provisions of the 1940 Act. All such interests shall be fully disclosed between the parties on an ongoing basis and in the Corporation's Prospectus to the extent required by law. In addition, brokerage transactions for the Corporation may be effected through the Adviser or affiliates of the Adviser, acting as

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
agent, if approved by the Board, subject to the rules and regulations of the Securities and Exchange Commission.

         9. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue until _________, 1999 and thereafter for additional periods of one year from the anniversary thereof, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Corporation's Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Corporation's Board or by vote of a majority of the outstanding voting securities of each Fund of the Corporation; provided, however, that if the shareholders of any Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve in such capacity with respect to that Fund in the manner and to the extent permitted by the 1940 Act and rules thereunder. This Agreement may be terminated by any Fund of the Corporation at any time, on 60 days' written notice to the Adviser, without the payment of any penalty, by vote of a majority of the entire Board of the Corporation or by vote of a majority of the outstanding voting securities of the Fund. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Corporation. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at any office of such party.

As used in this Section 9, the terms "assignment," "interested persons," and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

         10. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Corporation must be approved (a) by a vote of a majority of those members of the Corporation's Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) to the extent required by the 1940 Act, by vote of a majority of the outstanding voting securities of each Fund of the Corporation.

         11. Governing Law. All questions concerning the validity, meaning and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Maryland applicable to contracts made and to be performed in that state.

         12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this ____ day of _______, 1997.


FLEMING CAPITAL MUTUAL FUND GROUP, INC.           ROBERT FLEMING, INC.

By ____________________                           By ___________________________
Name:                                             Name:
Title:                                            Title:

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                                   Schedule A


Fund                                   Rate
----                                   ----

Fleming Fund                           0.90%

Fledgling Fund                         1.00%

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